UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018
Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
Conn’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on Wednesday, May 30, 2018. The Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement dated April 13, 2018.  The certified vote results for each proposal are as follows:

1.	The following nominees for directors were elected to serve one-year terms expiring in 2019:

	Number of Shares
	For	Against	Abstentions	Broker Non-Votes
James H. Haworth	24,017,580	980,962	15,400	3,613,561
Kelly M. Malson	24,889,952	108,430	15,560	3,613,561
Bob L. Martin	23,918,708	1,079,834	15,400	3,613,561
Douglas H. Martin	24,881,810	117,332	14,800	3,613,561
Norman L. Miller	24,877,392	120,951	15,599	3,613,561
William E. Saunders, Jr.	24,894,762	103,873	15,307	3,613,561
William (David) Schofman	19,553,869	5,417,755	42,318	3,613,561
Oded Shein	24,897,910	100,414	15,618	3,613,561

2.	The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2019 was ratified:

Number of Shares
For	28,535,988
Against	76,630
Abstentions	14,885
Broker Non-Votes	3,613,561

3.	The compensation of the Company's named executive officers was approved on a non-binding advisory basis:

Number of Shares
For	20,483,679
Against	3,946,787
Abstentions	583,476
Broker Non-Votes	3,613,561

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	June 1, 2018	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel and Secretary